EXHIBIT 10.32
AMENDMENT TO LOAN AGREEMENT
          This Amendment to Loan Agreement (“Amendment”) is made effective the 21st day of May, 2008, between GRAYMARK HEALTHCARE, INC., an Oklahoma corporation (“GRMH”), SDC HOLDINGS, LLC, an Oklahoma limited liability company (“SDC”) and APOTHECARYRx, LLC, an Oklahoma limited liability company (“ARx” together with GRMH and SDC, jointly and severally the “Borrowers” and each a “Borrower”), OLIVER COMPANY HOLDINGS, LLC, an Oklahoma limited liability company (“OCH”), ROY T. OLIVER, an individual (“Oliver”), STANTON M. NELSON, an individual (“Nelson”), ROY T. OLIVER, as Trustee of the Roy T. Oliver Revocable Trust dated June 15, 2004 (the “Trust”), VAHID SALALATI, an individual (“Salalati”), GREG LUSTER, an individual (“Luster”), KEVIN LEWIS, an individual (“Lewis”) ROGER ELY, an individual (“Ely”) and LEWIS P. ZEIDNER, an individual (“Zeidner” and together with OCH, Oliver, Nelson, Trustee, Salalati, Lewis and Ely, the “Guarantors”) and ARVEST BANK, an Arkansas banking corporation (the “Bank”).
          WHEREAS, the Borrower, Guarantors and Bank have heretofore entered into that certain Loan Agreement dated effective May 21, 2008 (the “Loan Agreement”) and related Loan Documents;
          WHEREAS, the Borrower, Guarantors and Bank desire to amend the Loan Agreement and Loan Documents by means of this Amendment as set forth herein; and
          WHEREAS, this Amendment is executed by each Guarantor and delivered to the Bank to reflect the Guarantors consent to the Amendment, to induce the Bank to amend the Loan and in satisfaction of a material condition precedent to such amendment by the Bank. Except as otherwise defined herein, all defined terms shall have the meaning prescribed in the Loan Agreement or other Loan Documents.
          NOW, THEREFORE, in consideration of the mutual covenants among the parties hereto, it is agreed as follows:
1. Definitions.
     1.1 Paragraph 1.6 Replaced. Paragraph 1.6 of the Loan Agreement is hereby deleted and replaced in its entirety with the following:
1.6	Collateral Assignment of Leases. With respect to the lease of real property by a Borrower utilized in the operation of its pharmacy or sleep lab business that is entered into from and after the date of this Agreement, the agreement(s) to be executed by the Bank and Borrowers granting to the Bank a first perfected collateral assignment of such in substantially the form of Schedule “1.6” attached hereto as a part hereof, unless waived in whole or part in writing by the Bank.
Amendment to Loan Agreement
Graymark Healthcare, Inc.

     1.2 Paragraph 1.8 Replaced. Paragraph 1.8 of the Loan Agreement is hereby deleted and replaced in its entirety with the following:
1.8	Default. The occurrence of any of the events specified in Paragraph 9 of this Agreement, that are not remedied by the Borrowers or waived by the Bank as may be provided therein.
2. Use of Funds for Acquisition Note Advances. Paragraph 3.2.5 of the Loan Agreement is hereby deleted and replaced in its entirety with the following:
3.2.5	Use of Proceeds. Except as may be allowed in writing by Bank in its sole and absolute discretion, all proceeds of the Acquisition Note will be used solely for the funding of (a) up to seventy percent (70%) of either the purchase price of the acquisition of existing pharmacy business assets or sleep labs or the startup costs of new sleep labs; and (b) other costs incurred by Borrowers or the Bank in connection with the preparation of the Loan Documents, provided that such payment is approved by the Bank. For purposes of this paragraph 3.2.5, the purchase price will: (y) include the cost of inventory purchased through the acquisition, to the extent not already included in the purchase price amount; and (z) exclude any amount which is funded with Seller carry-back financing, unless fully subordinated to the Bank.
3. Representation and Warranties. Paragraph 6.4 of the Loan Agreement is hereby deleted and replaced in its entirety with the following and the attached Schedule 6.4 is incorporated by reference:
6.4	Ownership. Except as set forth on Schedule 6.4 attached hereto, the Borrowers have good and marketable title to the Collateral, free and clear of all liens, security interest, claims or encumbrances, except for liens and security interests in favor of the Bank.
4. Negative Covenants.
     4.1 Paragraph 8.1 Replaced. Paragraph 8.1 of the Loan Agreement is hereby deleted and replaced in its entirety with the following:
8.1	Creation of Liens. Neither any Borrower nor any of Borrower Subsidiaries will create, assume or suffer to exist any trust deed, mortgage, pledge, security interest, encumbrance or other lien (including the lien of an attachment, judgment or execution) securing a charge or obligation affecting any or all of the Collateral
Amendment to Loan Agreement
Graymark Healthcare, Inc.

or Accounts of the Borrower Subsidiaries, excluding only: (1) liens for governmental charges which are not delinquent or the validity of which is being contested in good faith by appropriate proceedings and as to which adequate reserves have been established under generally accepted accounting principles; (2) deposits made to secure statutory and other obligations incurred in the ordinary course of the Borrowers’ respective businesses; (3) equipment acquisition leases in the ordinary course of business (new or assumed); (4)  Seller carry-back financing and liens of ARx or SDC set forth on Schedule 6.4; (5) Seller carry-back financing to ARx or SDC from the acquisition of new sleep or pharmacy businesses, so long as subordinated to the Bank’s liens; (6) ARx’s financing for working capital evidenced by (i) “Up-front Discounts” for inventory purchase commitments, (ii) extended financing referred to as “dating of inventory” relating to the replacement of the initial inventory from the acquisition of new pharmacy businesses, and (iii) ordinary course purchases of replacement inventory, provided that in the case of (f)(ii) above, so long as all such liens or security interests in favor of such inventory provider that secure debt solely with respect to the “dating of inventory” (determined without regard to any cross-collateralization or similar provision) are or will be junior in priority to the Bank; and (7) liens to the Bank contemplated by this Agreement.
     4.2 Paragraph 8.3 Replaced. Paragraph 8.3 of the Loan Agreement is hereby deleted and replaced in its entirety with the following:
8.3	Creation of Debt. Except as set forth in Paragraph 6.4, neither the Borrowers nor any of Borrower Subsidiaries will incur, create or suffer to exist any indebtedness for borrowed money, or issue, discount or sell any obligation of the Borrowers or Borrower Subsidiaries, excluding only: (1) the indebtedness to the Bank contemplated by this Agreement; (2) current accounts payable arising in the ordinary course of their respective businesses; (3) financing for working capital of Borrower Subsidiaries of SDC secured only by the personal guaranties of minority interest holders in such Borrower Subsidiary; (4) the items enumerated in subparagraphs (c), (d), (e) and (f) of paragraph 8.1 hereof; and (5) an amount not to exceed $100,000.00 each incurred in the ordinary course of business by SDC and ARx, including their respective subsidiaries, for a total not to exceed $200,000.00; and (6) such other indebtedness as the Bank specifically approves in writing.
Amendment to Loan Agreement
Graymark Healthcare, Inc.

     4.3 Section 8.4 Replaced. Paragraph 8.4 of the Loan Agreement is hereby deleted and replaced in its entirety, as follows:
8.4	Loans and Guaranties. Except as permitted below, neither the Borrowers nor any of Borrower Subsidiaries will make any loans, advances or extensions of credit to any person, firm or corporation nor become a guarantor or surety directly or indirectly. Notwithstanding the above, (1) GRMH may issue its guaranty for ARx’s financing for working capital evidenced by “Up-front Discounts” for inventory purchase commitments, extending financing referred to as “dating of inventory” relating to the replacement of the initial inventory from the acquisition of new pharmacy businesses, and ordinary course purchases of replacement inventory, (2) Borrowers may make short term operating advances or loans to Borrower Subsidiaries in the ordinary course of business, and (3) GRMH may guaranty debt for CPAP machines that is permitted by this Agreement to be incurred under paragraph 8.1 (c) (in addition to (a) above of this paragraph) in a total amount outstanding at any time not to exceed $750,000, unless otherwise consented to in writing by Bank.
     4.4 Paragraph 8.5 Amended. The first sentence of Paragraph 8.5 of the Loan Agreement is hereby amended, as follows and the remaining portion of Paragraph 8.5 remains unchanged:
8.5	Transfers. Except as expressly permitted by this Agreement, the Borrowers will not transfer or permit to be transferred voluntarily or by operation of law any interest in the Collateral, the Borrowers Subsidiaries or assets of the Borrower Subsidiaries; provided however the Borrowers, with notice to Bank, may recognize transfers of existing minority equity interests held by third parties in Borrowers Subsidiaries so long as Borrowers’ equity or ownership interest therein is not decreased.....
     4.5 Paragraph 8.11 Replaced. Paragraph 8.11 of the Loan Agreement is hereby deleted and replaced in its entirety with the following:
8.11	Debt Service Coverage Ratio. Commencing with the Quarter ending June 30, 2009 and thereafter during the term of the Loan, based on the latest four rolling quarters, Borrowers will continuously maintain a Debt Service Coverage Ratio of not less than 1.25 to 1.
5. Default.
     5.1 Paragraph 9.4 Replaced. Paragraph 9.4 of the Loan Agreement is hereby deleted and replaced in its entirety with the following:
Amendment to Loan Agreement
Graymark Healthcare, Inc.

9.4	Lien Filings. Except as expressly permitted by this Agreement, the existence of any lien on the Collateral without indemnification therefor satisfactory to the Bank; or
     5.2 Paragraph 9.11 Replaced. Paragraph 9.11 of the Loan Agreement is hereby deleted and replaced in its entirety with the following:
9.11	Failure of Liens. Except as waived in writing by the Bank or expressly permitted by this agreement, the failure of the Bank’s assignment, liens and security interests covering the Collateral to constitute a first and prior perfected lien on any material portion of the Collateral.
     5.3 Paragraph 9 Amended. The last sentence of Paragraph 9 of the Loan Agreement is hereby deleted and replaced in its entirety with the following and the preceding portion of Paragraph 9 remains unchanged:
Provided however, no default shall exist as to any event set forth in this Paragraph 9 prior to written notice and opportunity to cure in the following manner: Bank will give ten (10) days written notice (5 days written notice as to Paragraph 9.11) of an event set forth in this Paragraph 9 within which a Borrower or a Guarantor, as applicable, may cure or caused to be cured such event. If the event is not so cured to the Bank’s reasonable satisfaction, the Bank may then declare a Default under the Agreement. Notwithstanding any of the foregoing sentence, neither written notice of those events set forth in paragraphs 9.1, 9.2, 9.8 or 9.9 nor any opportunity to cure will be required to be given by Bank and Bank may, in the case of the occurrence of event under paragraphs 9.1, 9.2, 9.8 or 9.9 declare a Default under this Agreement; except that the Bank agrees to give a written notice to Borrowers only without copy to counsel and five (5) days opportunity to cure for up to three (3) occurrences of the events in paragraph 9.1 or 9.2 during the term of this Agreement.
6. Guarantor’s Consent. Each Guarantor hereby consents to this Amendment and the transactions contemplated herein and agrees that such Guarantor’s liability under any of the Guaranties in favor of the Bank will not be released, reduced, impaired or affected by this Amendment or the transactions contemplated herein.
7. Amended and Restated Guaranty. Borrowers and Guarantors request Bank release Greg Luster and reallocate Guaranteed Amount to certain remaining Guarantors excluding Salalati and Ely according to the Guarantor Pro-Rata Percentage set forth in the Amended Schedule 1.13 attached hereto. Each such Guarantor shall execute and deliver an Amended and Restated Guaranty Agreement to reflect the amended Guarantor Pro-Rata Percentage. On receipt of the
Amendment to Loan Agreement
Graymark Healthcare, Inc.

fully executed Amended and Restated Guaranty Agreements, Bank agrees to release Luster and return his original Guaranty.
8. Ratification.  Except as amended by this Amendment, all of the terms and provisions of the Loan Agreement and Loan Documents will continue in full force and effect, uninterrupted and unabated, and the Loan Agreement and Loan Documents as herein expressly amended, is hereby ratified, approved and confirmed in every respect.
9. Authority. Each party represents and warrants to the other that: (a) all necessary corporate action on the part of each party to be taken in connection with the execution, delivery and performance of this Amendment has been duly and effectively taken; and (b) the execution, delivery and performance by each party of this Amendment does not constitute a violation or breach of such party’s articles of incorporation, by-laws or any other agreement or law by which such party is bound.
10. Counterparts.  This Amendment may be executed in multiple counterparts, each of which will be an original instrument, but all of which will constitute one agreement.
[SIGNATURE PAGE TO FOLLOW]
Amendment to Loan Agreement
Graymark Healthcare, Inc.

          IN WITNESS WHEREOF, the parties have executed this Agreement effective the date first above written.

GRAYMARK HEALTHCARE, INC.,
an Oklahoma Corporation

By /S/ STANTON M. NELSON
Stanton M. Nelson, CEO

APOTHECARYRx LLC, an Oklahoma limited
liability company

BY: GRAYMARK HEALTHCARE, INC.,
an Oklahoma Corporation, MANAGER

By /S/ STANTON M. NELSON
Stanton M. Nelson, CEO

SDC HOLDINGS, LLC, an Oklahoma limited
liability company

BY: GRAYMARK HEALTHCARE, INC.,
an Oklahoma Corporation, MANAGER

By /S/ STANTON M. NELSON
Stanton M. Nelson, CEO

(the “Borrowers”)

OLIVER COMPANY HOLDINGS, LLC, an
Oklahoma limited liability company

By /S/ ROY T. OLIVER
Roy T. Oliver, Manager

/S/ ROY T. OLIVER
ROY T. OLIVER, individually
Amendment to Loan Agreement
Graymark Healthcare, Inc.

THE ROY T. OLIVER REVOCABLE TRUST
DATED JUNE 15, 2004

By /S/ ROY T. OLIVER
ROY T. OLIVER, Trustee

/S/ STANTON M. NELSON
STANTON M. NELSON, individually

/S/ VAHID SALALATI
VAHID SALALATI, individually

/S/ GREG LUSTER
GREG LUSTER, individually

/S/ KEVIN LEWIS
KEVIN LEWIS, individually

/S/ ROGER ELY
ROGER ELY, individually

/S/ LEWIS P. ZEIDNER
LEWIS P. ZEIDNER, individually

(the “Guarantors”)

ARVEST BANK, an Arkansas banking corporation

By /S/ CINDY BATT
Cindy Batt, Senior Vice President

(the “Bank”)
Amendment to Loan Agreement
Graymark Healthcare, Inc.